GARDNER, CARTON & DOUGLAS

                            SUITE 3400-QUAKER TOWER             WASHINGTON, D.C.

                             321 NORTH CLARK STREET       LIBERTYVILLE, ILLINOIS

WRITER'S DIRECT DIAL NUMBER  CHICAGO, ILLINOIS 60610-4795       DENVER, COLORADO

                                 (312) 644-3000                    DALLAS, TEXAS

                                 TELEX: 25-3628

                           TELECOPIER: (312) 245-8680



                                November 4, 1987

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

    Re:  Prudential Institutional Liquidity
         Portfolio, Inc., Indefinite Number of
         Shares of Common Stock, $.001 par value
         ---------------------------------------

Ladies and Gentlemen:

     As counsel for Prudential Institutional Liquidity Portfolio, Inc., a Maryland corporation (the "Fund"), we have examined the proceedings taken and being taken for the registration by the Fund on Form N-1A of an indefinite number of shares of its Common Stock, $.001 par value.

     We have examined all instruments, documents and records which, in our opinion, were necessary of examination for the purpose of rendering this opinion. Based upon such examination, we are of the opinion that the above-described shares of Common Stock will be, if and when issued by the Fund in the manner and upon the terms set forth in said Form N-1A, validly authorized and issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Fund's Registration Statement on Form N-1A, as it may be amended.

                                                               Very truly yours,


                                                  /s/  Gardner, Carton & Douglas